Exhibit 99.1

Amcor announces CEO transition and reaffirms fiscal 2024 outlook

ZURICH, March 19, 2024 – Amcor (NYSE: AMCR; ASX: AMC), a global leader in developing and producing responsible packaging solutions, announced today that after nine years as Chief Executive Officer (CEO), Ron Delia has informed the Board of Directors of his decision to retire from the Company and step down from the Board for health reasons, effective April 15, 2024.

The Board has appointed Peter Konieczny, Amcor’s current Chief Commercial Officer and a long-standing member of the Company’s Global Management Team, as Interim CEO. Mr. Delia will provide continued support in an advisory role until September 30, 2024, to facilitate the transition. The Board is conducting a thorough search process to identify a permanent successor for the CEO role, which will include internal and external candidates.

Amcor Chairman, Mr. Graeme Liebelt said: “On behalf of the Board, we thank Ron for his outstanding leadership and dedication to the Company and our people during his more than 18 years of service. Under Ron’s leadership, Amcor has added billions of dollars in annual revenues, successfully completed the transformational Bemis acquisition, strengthened its global leadership positions in key markets and consistently led the industry by embedding sustainability into its operating and strategic agenda. The Company has made great progress during Ron’s nine years as CEO and he has been instrumental in building a much stronger, safer, more profitable and more sustainable foundation for our future. We understand and support his decision and wish him the very best.”

Mr. Delia said: “It has been a privilege to serve as Amcor CEO for the last nine years and to work alongside such a committed, talented and experienced team. Together, we have created a stronger global packaging leader and laid the foundations for an exciting future as the business has substantial potential and is building near-term momentum. I have complete confidence in the strength and capabilities of Amcor’s leadership team, and Peter will do an outstanding job as Interim CEO during the transition period. I would like to thank my Amcor colleagues around the world and the Board of Directors for many years of invaluable collaboration and support.”

Mr. Liebelt said: “Amcor has a talented management team with deep knowledge of the business, industry experience and strong leadership capabilities. Peter has been a key member of the Company’s leadership team and a thought partner to Ron for many years. He has helped guide Amcor’s strategy with his extensive industry expertise, sound judgement and leadership in both operational and functional roles. He is an exceptionally talented and respected professional who has led global businesses and, as Chief Commercial Officer, has been responsible for our sustainability and innovation agendas. The Board is confident Peter is the right person to lead Amcor during the transition.”

Fiscal 2024 guidance reaffirmed

The Company reaffirms fiscal 2024 guidance as announced in its second quarter and half year 2024 earnings release on February 6, 2024. For the twelve-month period ending June 30, 2024, the Company continues to expect:
•Adjusted EPS of 67 to 71 cents per share, which includes:
◦Comparable constant currency earnings made up of underlying business performance down low-single digit % to up low-single digit %, a benefit of approximately 2% from share repurchases, and a negative impact of approximately 6% related to higher estimated net interest and tax expense;
◦A negative impact of approximately 3% related to the sale of the Company's Russian business on December 23, 2022; and
◦A benefit of up to 2% related to currency translation, assuming current rates prevail through the balance of fiscal 2024.
◦In comparable constant currency terms, the Company expects third-quarter adjusted EPS to be mid-single digit % lower compared to the third quarter of fiscal 2023, and fourth quarter adjusted EPS to be up mid-single digit % higher than the fourth quarter of fiscal 2023.
•Adjusted Free Cash Flow of approximately $850 million to $950 million, representing solid growth over fiscal 2023.
•Approximately $70 million of cash to be allocated towards share repurchases as part of the program previously announced in fiscal 2023.

Amcor's guidance contemplates a range of factors which create a degree of uncertainty and complexity when estimating future financial results. Further information can be found under 'Cautionary Statement Regarding Forward-Looking Statements' in this release.

Exhibit 99.1

About Peter Konieczny
Mr. Konieczny has been a member of the Amcor Global Management Team since 2010 and was appointed Chief Commercial Officer in September 2020. Mr. Konieczny is based in Zurich, Switzerland, and in his Chief Commercial Officer role, has oversight of global category and product management, Sustainability, R&D and Procurement and maintains oversight of the Amcor Flexibles Latin America business. He also served as President, Amcor Flexibles, Europe, Middle East & Africa and Latin America between 2019 and 2020, President, Amcor Flexibles Europe, Middle East & Africa between 2015 and 2019, and President, Amcor Specialty Cartons between 2010 and 2015. Prior to Amcor, he had five years of experience in the packaging industry as President of Silgan White Cap, a global organization specializing in metal and plastic closures for the food and beverage industries. He held business group Managing Director and Chief Finance Officer positions in the heavy industrial equipment industry and has been a management consultant with McKinsey & Company.

About Amcor
Amcor is a global leader in developing and producing responsible packaging solutions across a variety of materials for food, beverage, pharmaceutical, medical, home and personal-care, and other products. Amcor works with leading companies around the world to protect their products and the people who rely on them, differentiate brands, and improve supply chains through a range of flexible and rigid packaging, specialty cartons, closures, and services. The company is focused on making packaging that is increasingly lighter weight, recyclable and reusable, and made using an increasing amount of recycled content. In fiscal year 2023, 41,000 Amcor people generated $14.7 billion in annual sales from operations that span 218 locations in 41 countries. NYSE: AMCR; ASX: AMC
www.amcor.com I LinkedIn I YouTube

Contact Information

Investors
Tracey Whitehead	Damien Bird	Damon Wright
Global Head of Investor Relations	Vice President Investor Relations	Vice President Investor Relations
Amcor	Amcor	Amcor
+61 3 9226 9028	+61 3 9226 9070	+1 224 313 7141
tracey.whitehead@amcor.com	damien.bird@amcor.com	damon.wright@amcor.com

Media - Europe	Media - Australia	Media - North America
Ernesto Duran	James Strong	Julie Liedtke
Head of Global Communications	Partner	Director, Media Relations
Amcor	Citadel-MAGNUS	Amcor
+41 78 698 69 40	+61 448 881 174	+1 847 204 2319
ernesto.duran@amcor.com	jstrong@citadelmagnus.com	julie.liedtke@amcor.com

Exhibit 99.1

Cautionary Statement Regarding Forward-Looking Statements
This document contains certain statements that are “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified with words like “believe,” “expect,” “target,” “project,” “may,” “could,” “would,” “approximately,” “possible,” “will,” “should,” “intend,” “plan,” “anticipate,” "commit," “estimate,” “potential,” "ambitions," “outlook,” or “continue,” the negative of these words, other terms of similar meaning, or the use of future dates. Such statements are based on the current expectations of the management of Amcor and are qualified by the inherent risks and uncertainties surrounding future expectations generally. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Neither Amcor nor any of its respective directors, executive officers, or advisors provide any representation, assurance, or guarantee that the occurrence of the events expressed or implied in any forward-looking statements will actually occur. Risks and uncertainties that could cause actual results to differ from expectations include, but are not limited to: changes in consumer demand patterns and customer requirements; the loss of key customers, a reduction in production requirements of key customers; significant competition in the industries and regions in which Amcor operates; failure by Amcor to expand its business; challenging current and future global economic conditions, including the Russia-Ukraine conflict and inflation; impact of operating internationally; price fluctuations or shortages in the availability of raw materials, energy, and other inputs; disruptions to production, supply, and commercial risks, including counterparty credit risks, which may be exacerbated in times of economic volatility; pandemics, epidemics, or other disease outbreaks; an inability to attract and retain our global executive management team and our skilled workforce; costs and liabilities related to environment, health, and safety ("EHS") laws and regulations as well as changes in the global climate; labor disputes and an inability to renew collective bargaining agreements at acceptable terms; risks related to climate change; cybersecurity risks; failures or disruptions in information technology systems; rising interest rates; a significant increase in indebtedness or a downgrade in the credit rating; foreign exchange rate risk; a significant write-down of goodwill and/or other intangible assets; a failure to maintain an effective system of internal control over financial reporting; inability of Amcor's insurance policies to provide adequate protections; challenges to or the loss of intellectual property rights; litigation, including product liability claims or regulatory developments; increasing scrutiny and changing expectations from investors, customers, and governments with respect to Amcor's Environmental, Social and Governance practices and commitments resulting in increased costs; changing government regulations in environmental, health, and safety matters; changes in tax laws or changes in our geographic mix of earnings; and other risks and uncertainties identified from time to time in Amcor’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including without limitation, those described under Item 1A. “Risk Factors” of Amcor’s annual report on Form 10-K for the fiscal year ended June 30, 2023 and any subsequent quarterly reports on Form 10-Q. You can obtain copies of Amcor’s filings with the SEC for free at the SEC’s website (www.sec.gov). Forward-looking statements included herein are made only as of the date hereof and Amcor does not undertake any obligation to update any forward-looking statements, or any other information in this communication, as a result of new information, future developments or otherwise, or to correct any inaccuracies or omissions in them which become apparent, except as expressly required by law. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement.
The Company provides guidance on a non-GAAP basis as we are unable to predict with reasonable certainty the ultimate outcome and timing of certain significant forward-looking items without unreasonable effort. These items include but are not limited to the impact of foreign exchange translation, restructuring program costs, asset impairments, possible gains and losses on the sale of assets, and certain tax related events. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP earnings and cash flow measures for the guidance period.

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